As filed with the U.S. Securities and Exchange Commission on October 30, 2026

Registration No. 333-299523

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mobility (USA) Corporation

(Exact name of registrant as specified in its charter)

Delaware	3714	42-2383162
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Eaton Boulevard

Cleveland, Ohio 44122

(440) 523-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sergio Letelier

Mobility (USA) Corporation

1000 Eaton Boulevard

Cleveland, Ohio 44122

(440) 523-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dotun Obadina Steven J. Williams Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Telephone: (212) 373-3000	Douglas H. Liedberg Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary Dana Incorporated 3939 Technology Drive Maumee, Ohio 43537 Telephone: (419) 887-3000	Sophia Hudson, P.C. David M. Klein, P.C. Zoey Hitzert Brian Junquera Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement has been declared effective and the satisfaction or waiver of all other conditions to the consummation of the Exchange Offer and Merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐

Accelerated filer	☐	Emerging growth company	☐

Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-299523) (this “Amendment No. 1”) is being filed solely to amend Item 21 of Part II thereof and to file certain exhibits to the Registration Statement. This Amendment No. 1 does not modify any provision of the proxy statement/prospectus contained in Part I. Accordingly, the proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. SpinCo’s certificate of incorporation provides that the liability of SpinCo’s directors to SpinCo or its stockholders shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended from time to time.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses and no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

SpinCo’s bylaws include provisions that indemnify, to the full extent authorized or permitted by law, any person made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, or employee of SpinCo or serves or served at the request of SpinCo any other enterprise as a director, officer, or employee. SpinCo’s bylaws also provide that expenses incurred by any such person in defending any such action, suit, or proceeding shall be paid or reimbursed by SpinCo promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by SpinCo. SpinCo’s bylaws also expressly grant SpinCo the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SpinCo.

Eaton maintains a general liability insurance policy which covers certain liabilities of SpinCo’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Title
2.1

Agreement and Plan of Merger, dated as of June 10, 2026, by and among Eaton Corporation plc, Eaton Corporation, Mobility (USA) Corporation, Atlas Mobility Sub, Inc. and Dana Incorporated (incorporated by reference to Exhibit 2.2 to Dana’s Form 8-K filed on June 11, 2026) (attached as Annex A to the prospectus which forms part of this Registration Statement).*(1)(2)

Exhibit Number	Title

2.2

Separation and Distribution Agreement, dated as of June 10, 2026, by and among Eaton Corporation plc, Eaton Corporation, Eaton Capital Unlimited Company, Mobility (USA) Corporation and Dana Incorporated (incorporated by reference to Exhibit 2.1 to Dana’s Form 8-K filed on June 11, 2026) (attached as Annex B to the prospectus which forms part of this Registration Statement).*(1)(2)

3.1	Certificate of Incorporation of Mobility (USA) Corporation.*

3.2	Amended and Restated By-Laws of Mobility (USA) Corporation.*

3.3	Form of Amended and Restated Certificate of Incorporation of Mobility (USA) Corporation.*

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of shares of common stock to be issued by SpinCo.*

8.1	Opinion of Kirkland & Ellis LLP as to certain tax matters.#

8.2	Opinion of Arthur Cox LLP as to certain Irish tax matters.*

10.1	Form of Employee Matters Agreement, to be entered into by and among Eaton Corporation plc, Eaton Corporation, Eaton Capital Unlimited Company and Mobility (USA) Corporation.*

10.2	Form of Tax Matters Agreement, to be entered into by and among Eaton Corporation plc, Eaton Corporation, Eaton Capital Unlimited Company, Mobility (USA) Corporation and Dana Incorporated.*

10.3	Form of Real Estate Matters Agreement, to be entered into by and among Eaton Corporation and Mobility (USA) Corporation.*

10.4	Form of Transition Services Agreement, to be entered into by and among Eaton Corporation and Mobility (USA) Corporation.*

10.5	Form of Royal Precision Purchase Agreement, to be entered into by and among Eaton Corporation and a subsidiary of Dana Incorporated.*

10.6	Letter Agreement, dated as of July 27, 2026, by and between Dana Incorporated and Eaton Corporation plc.*

10.7

Second Letter Agreement, dated as of October 16, 2026, by and among Eaton Corporation plc, Eaton Corporation, Eaton Capital Unlimited Company, Mobility (USA) Corporation, Atlas Mobility Sub, Inc. and Dana Incorporated*

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in opinion filed as Exhibit 5.1).*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).#

23.3	Consent of Ernst & Young LLP relating to the audited financial statements of Mobility (USA) Corporation.*

23.4	Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of Dana.*

24.1	Power of Attorney.*

99.1	Consent of Goldman Sachs.*

99.2	Consent of Byron S. Foster to be named as director.*

99.3	Consent of Ernesto M. Hernández to be named as director.*

99.4	Consent of Gerald Johnson to be named as director.*

99.5	Consent of Bridget E. Karlin to be named as director.*

99.6	Consent of Nora E. LaFreniere to be named as director.*

99.7	Consent of Michael J. Mack, Jr. to be named as director.*

Exhibit Number	Title

99.8	Consent of R. Bruce McDonald to be named as director.*

99.9	Consent of Heath Monesmith to be named as director.*

99.10	Consent of H. Olivia Nelligan to be named as director.*

99.11	Consent of Diarmuid B. O’Connell to be named as director.*

99.12	Form of preliminary proxy card for the special meeting of stockholders of Dana Incorporated.*

107	Registration Fee Table.*

*	Previously filed.
#	Filed herewith.
(1)

Exhibits and schedules have been omitted pursuant to Item 601(a)(5), Item 601(b)(2) or Item 601(b)(10)(iv) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

(2)	Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ohio, on October 30, 2026.

Mobility (USA) Corporation

By:	/s/ Andrea Trabacchin
Name: Andrea Trabacchin
Title: Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons, in the capacities indicated below, on October 30, 2026.

Signature	Title

* Sergio Letelier	President (Principal Executive Officer)

/s/ Andrea Trabacchin Andrea Trabacchin	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director

*By:	/s/ Andrea Trabacchin
Andrea Trabacchin
Attorney-in-Fact